EXHIBIT 15.1

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Multifamily REIT II, Inc. Cottonwood Residential, Inc. is a real estate investment trust that, through its affiliates and subsidiaries, provides real estate investment and management services. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. which is a real estate investment trust that has investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of the prior programs were not similar to those of Cottonwood Multifamily REIT II, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Exhibit 15.1 is as of December 31, 2015. The following tables are included herein:

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O. P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Exhibit 15.1 Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

Prior performance information regarding Cottonwood Multifamily REIT I, Inc. is not available because Cottonwood Multifamily REIT I, Inc. has not yet raised its minimum offering amount as of the date of this offering circular. On August 3, 2016, Cottonwood Multifamily REIT I, Inc. acquired interests in three multifamily apartment communities. These properties were acquired through the use of bridge financing.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Brook Highland Place
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	1,061	27,377	27,944	28,529
Total assets (after depreciation)	—	1,042	26,816	26,440	25,987
Liabilities	—	(1,183)	(16,626)	(16,426)	(16,030)
Summary Income Statement Data (1)
Gross revenues	—	1,226	3,799	3,822	3,840
Operating expenses	—	(611)	(1,841)	(1,860)	(2,105)

Operating income	—	615	1,958	1,962	1,735
Interest expense	—	(163)	(346)	(580)	(569)
Non-operating, including depreciation and amortization	—	(489)	(1,564)	(979)	(1,084)

Net income (loss)	—	(37)	48	403	82
Summary Cash Flows Data (1)
Cash provided by operating activities	—	566	1,611	1,453	1,128
Cash provided by (used in) investing activities	—	26	(484)	(661)	(654)
Cash (used in) financing activities	—	(123)	(352)	(314)	(326)

Net increase in cash	—	468	775	477	147
Amount and Source of Distributions
Cash distributions paid to investors (2)	—	390	787	580	139

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	—	31,114
Total assets (after depreciation)	—	—	—	—	30,636
Liabilities	—	—	—	—	(19,911)
Summary Income Statement Data (1)
Gross revenues	—	—	—	—	1,250
Operating expenses	—	—	—	—	(630)

Operating income	—	—	—	—	620
Interest expense	—	—	—	—	(358)
Non-operating, including depreciation and amortization	—	—	—	—	(1,284)

Net (loss)	—	—	—	—	(1,021)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	—	690
Cash (used in) investing activities	—	—	—	—	(13)
Cash (used in) financing activities	—	—	—	—	(43)

Net increase in cash	—	—	—	—	635
Amount and Source of Distributions
Cash distributions paid to investors (2)	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	24,315	24,514	24,909	25,363	40,239
Total assets (after depreciation)	23,179	22,626	22,248	21,884	39,403
Liabilities	(15,983)	(15,827)	(15,949)	(15,640)	(23,837)
Summary Income Statement Data (1)
Gross revenues	2,898	2,892	2,976	3,144	3,567
Operating expenses	(1,210)	(1,227)	(1,363)	(1,433)	(1,427)

Operating income	1,689	1,666	1,612	1,711	2,140
Interest expense	(816)	(807)	(792)	(791)	(834)
Non-operating, including depreciation and amortization	(776)	(799)	(819)	(850)	(2,474)

Net income (loss)	97	60	1	70	(1,168)
Summary Cash Flows Data (1)
Cash provided by operating activities	889	898	850	865	1,564
Cash (used in) investing activities	(166)	(131)	(437)	(354)	(393)
Cash provided by (used in) financing activities	(223)	(233)	(247)	(260)	7,364

Net increase in cash	499	535	165	250	8,535
Amount and Source of Distributions
Cash distributions paid to investors (2)	401	455	502	125	6,692

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	1,125	38,157
Total assets (after depreciation)	—	—	—	N/A	37,432
Liabilities	—	—	—	(238)	(24,527)
Summary Income Statement Data (1)
Gross revenues	—	—	—	567	3,451
Operating expenses	—	—	—	(205)	(1,325)

Operating income	—	—	—	362	2,126
Interest expense	—	—	—	(138)	(538)
Non-operating, including depreciation and amortization	—	—	—	(353)	(2,812)

Net (loss)	—	—	—	(129)	(1,224)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	418	1,604
Cash (used in) investing activities	—	—	—	(88)	(408)
Cash provided by (used in) financing activities	—	—	—	(57)	7,391

Net increase in cash	—	—	—	272	8,587
Amount and Source of Distributions
Cash distributions paid to investors (2)	—	—	—	—	7,617

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Sanctuary at Highland Oaks
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	—	52,703
Total assets (after depreciation)	—	—	—	—	51,870
Liabilities	—	—	—	—	(34,284)
Summary Income Statement Data (1)
Gross revenues	—	—	—	—	2,488
Operating expenses	—	—	—	—	(1,055)

Operating income	—	—	—	—	1,433
Interest expense	—	—	—	—	(324)
Non-operating, including depreciation and amortization	—	—	—	—	(2,271)

Net (loss)	—	—	—	—	(1,161)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	—	1,860
Cash (used in) investing activities	—	—	—	—	(206)
Cash provided by (used in) financing activities	—	—	—	—	—

Net increase in cash	—	—	—	—	1,654
Amount and Source of Distributions
Cash distributions paid to investors (2)	—	—	—	—	48

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2015. All figures are as of December 31, 2015 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park
	2011	2012	2013	2014	2015
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	40,592	41,683
Total assets (after depreciation)	—	—	—	40,226	40,322
Liabilities	—	—	—	(21,274)	(22,965)
Summary Income Statement Data (1)
Gross revenues	—	—	—	1,505	4,313
Operating expenses	—	—	—	(586)	(1,677)

Operating income	—	—	—	919	2,636
Interest expense	—	—	—	(403)	(1,091)
Non-operating, including depreciation and amortization	—	—	—	(438)	(1,641)

Net income (loss)	—	—	—	78	(97)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	418	1,565
Cash (used in) investing activities	—	—	—	(135)	(193)
Cash provided by (used in) financing activities	—	—	—	(164)	1,726

Net increase in cash	—	—	—	119	3,098
Amount and Source of Distributions
Cash distributions paid to investors (2)	—	—	—	403	1,972

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2015. All amounts presented are as of December 31, 2015.

	Blue Swan	Northwest Corners	Scott Mountain	Tramore Village	Valencia Park
Aggregate Dollar Amount Raised	$8,818,000	$8,140,000	$10,020,000	$11,410,000	$12,530,000
Duration of Program (Months)	85	114	116	114	108
Date of Program Closing	10/10/2015	3/26/2015	6/5/2015	6/19/2015	3/24/2015
Total Compensation Paid to Sponsor (1)	$907,843	$3,006,664	$2,170,770	$3,531,866	$1,985,768
Median Leverage	51%	58%	61%	64%	70%
Annualized Return on Investment(2)	4.06%	2.89%	10.01%	-0.63%	-9.96%
Start Date	9/9/2008	9/22/2005	9/29/2005	12/1/2005	3/30/2006
End Date	10/10/2015	3/26/2015	6/5/2015	6/19/2015	3/24/2015
Median Month	March-12	June-10	August-10	September-10	September-10

(1)	Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.
(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.